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SIMON®

2Q 2020 SUPPLEMENTAL

DESERT HILLS
TOWN CENTER AT BOCA RATON
COACH

SIMON PROPERTY GROUP

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

2Q 2020 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:
Tom Ward	317-685-7330 Investors
Ali Slocum	317-264-3079 Media

SIMON PROPERTY GROUP REPORTS SECOND QUARTER 2020 RESULTS

INDIANAPOLIS, August 10, 2020 = Simon, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended June 30, 2020.

"We continue to navigate through the challenging times presented by the pandemic with a commitment to the safety of our employees, shoppers, retailers and the communities we serve," said David Simon, Chairman, Chief Executive Officer and President. "Despite losing nearly 10,500 shopping days in our U.S. portfolio in the second quarter, we produced solid profitability and positive cash flow from operations. We have generally been encouraged by the shopper response, particularly in certain locations, after re-opening. These trends reinforce that our portfolio is an attractive destination for consumers. We remain committed to supporting our thousands of local and regional small businesses and restaurant entrepreneurs by granting rent abatements for the period they were closed. Our Company is well-positioned through a combination of deep brand relationships, the best portfolio with a strong mix of geographic locations and product types and a strong balance sheet, to continue our leadership position in the retail real estate industry."

Results for the Quarter

•
Net income attributable to common stockholders was $254.2 million, or $0.83 per diluted share, as compared to $495.3 million, or $1.60 per diluted share in 2019.

•
Funds From Operations ("FFO") was $746.5 million, or $2.12 per diluted share, as compared to $1.064 billion, or $2.99 per diluted share, in the prior year period. The Company's domestic and international operations were negatively impacted by approximately $1.13 per diluted share primarily due to reduced lease income and ancillary property revenues as a result of the COVID-19 pandemic, partially offset by approximately $0.36 per diluted share from cost reduction initiatives.

•
Comparable property Net Operating Income ("NOI") for the three months ended June 30, 2020 declined 18.5% and portfolio NOI declined 21.0%.

Results for the Six Months

•
Net income attributable to common stockholders was $691.8 million, or $2.26 per diluted share, as compared to $1.044 billion, or $3.38 per diluted share in 2019. Results for the six months ended 2019 included a combined $83.6 million, or $0.24 per diluted share, of proceeds from an insurance settlement and a gain on the sale of our interest in a multi-family residential property.

2Q 2020 SUPPLEMENTAL	2

EARNINGS RELEASE

•
FFO was $1.727 billion, or $4.90 per diluted share, as compared to $2.146 billion, or $6.04 per diluted share, in the prior year period. FFO for the six months ended June 30, 2020 declined $0.79 per diluted share due to $0.02 per diluted share in the first quarter and $0.77 per diluted share negative impact in the second quarter to the Company's domestic and international operations as a result of the COVID-19 pandemic. The six months ended 2019 also included the $0.24 per diluted share noted above.

•
Comparable property NOI for the six months ended June 30, 2020 declined 9.3% and portfolio NOI declined 10.7%.

U.S. Malls and Premium Outlets Operating Statistics

•
Occupancy was 92.9% at June 30, 2020.

•
Base minimum rent per square foot was $56.02 at June 30, 2020, an increase of 2.8% year-over-year.

•
Leasing spread per square foot for the trailing 12 months ended June 30, 2020 was flat.

COVID-19 Business Update

On March 18, 2020, after extensive discussions with federal, state and local officials and in recognition of the need to address the spread of COVID-19, the Company closed all of its retail properties in the United States. Our properties reopened, when permitted to do so under applicable governmental orders, beginning May 1. All of the Company's retail properties were reopened as of July 10. Seven retail properties in California were subsequently closed on July 15, and remain closed, due to a new restrictive governmental order. The Company's retail properties were closed, in aggregate, for approximately 10,500 shopping days during the second quarter.

As of August 7, 91% of the tenants across the Company's U.S. retail properties were open and operating. More than half of the remaining unopened tenants are closed because of restrictive governmental orders limiting or prohibiting their operations.

The Company has collected from its U.S. retail portfolio, including some level of rent deferrals, approximately 51% of its contractual rent billed for April and May combined, approximately 69% for June and approximately 73% for July with only de minimis deferrals. These percentages have not been adjusted for any rent abatements granted.

Development Activity

On June 19, 2020, Siam Premium Outlets Bangkok (Bangkok, Thailand) opened with 264,000 square feet of high-quality, name brand stores. Siam Premium Outlets Bangkok is the first Premium Outlet® Center in Thailand. Simon owns a 50% interest in this center.

During the quarter, the 178,000 square-foot phase IV expansion of Gotemba Premium Outlets (Gotemba City, (Tokyo) Japan) opened adding enhanced amenities, elevated food offerings and more than 80 new, exciting brands, including many opening their first outlet store in Japan. Simon owns 40% of this center.

Construction continues on certain redevelopment and new development projects in the U.S. and internationally that are nearing completion. Simon's share of the remaining required cash funding for these projects, that are currently scheduled to be completed in 2020 or 2021, is approximately $140 million.

2Q 2020 SUPPLEMENTAL	3

EARNINGS RELEASE

Capital Markets and Balance Sheet Liquidity

As of June 30, 2020, Simon had approximately $8.5 billion of liquidity consisting of $3.6 billion of cash on hand, including its share of joint venture cash, and $4.9 billion of available capacity under its revolving credit facilities and term loan, net of $702 million outstanding under its U.S. commercial paper program.

Subsequent to the end of the quarter, the Company completed a three tranche senior notes offering totaling $2.0 billion. Two tranches totaling $1.5 billion were new issues of senior notes with a weighted average term of 20 years and a weighted average coupon rate of 3.23%. The third tranche of $500 million was issued as additional notes under an indenture pursuant to which Simon Property Group, L.P. previously issued 3.50% notes due September 2025.

In July, the Company used a combination of proceeds from the offering and cash on hand to repay $2.5 billion outstanding under its Credit Facilities.

Dividends

The Company paid its second quarter 2020 common stock dividend of $1.30 per share, in cash, on July 24, 2020. Simon's Board of Directors will declare a common stock dividend for the third quarter on or before September 30, 2020. The Company expects to pay at least $6.00 per share in common stock dividends for 2020, in cash, subject to the Board of Directors' approval.

Simon's Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on September 30, 2020 to shareholders of record on September 16, 2020.

Conference Call

Simon will hold a conference call to discuss the quarterly financial results today at 5:00 p.m. Eastern Time, Monday, August 10, 2020. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 17, 2020. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 2558073.

Supplemental Materials and Website

Supplemental information on our second quarter 2020 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

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EARNINGS RELEASE

Non-GAAP Financial Measures

This press release includes FFO, FFO per share, comparable property Net Operating Income growth and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

2Q 2020 SUPPLEMENTAL	5

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE:
Lease income	$1,013,510	$1,298,567	$2,275,742	$2,578,623
Management fees and other revenues	21,035	28,248	50,201	55,792
Other income	27,496	70,371	89,458	215,604

Total revenue	1,062,041	1,397,186	2,415,401	2,850,019

EXPENSES:
Property operating	70,620	106,119	176,243	217,669
Depreciation and amortization	324,140	352,606	652,402	681,249
Real estate taxes	117,221	115,914	234,764	231,372
Repairs and maintenance	14,080	21,850	38,511	49,772
Advertising and promotion	12,689	35,420	46,216	72,545
Home and regional office costs	36,090	46,467	90,460	99,027
General and administrative	7,296	10,359	14,190	19,496
Other	29,037	27,820	56,878	53,236

Total operating expenses	611,173	716,555	1,309,664	1,424,366

OPERATING INCOME BEFORE OTHER ITEMS	450,868	680,631	1,105,737	1,425,653
Interest expense	(197,061)	(198,425)	(384,688)	(397,160)
Income and other tax benefit (expense)	62	(7,010)	5,845	(17,112)
Income from unconsolidated entities	44,322	106,542	94,787	196,986
Unrealized gains (losses) in fair value of equity instruments	202	(12,317)	(18,846)	(7,000)
(Loss) gain on sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	(7,845)	2,681	(6,883)	2,681

CONSOLIDATED NET INCOME	290,548	572,102	795,952	1,204,048
Net income attributable to noncontrolling interests	35,501	75,944	102,465	158,580
Preferred dividends	834	834	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$254,213	$495,324	$691,818	$1,043,799

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$0.83	$1.60	$2.26	$3.38

2Q 2020 SUPPLEMENTAL	6

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	June 30, 2020	December 31, 2019
ASSETS:
Investment properties, at cost	$37,972,093	$37,804,495
Less — accumulated depreciation	14,389,809	13,905,776

	23,582,284	23,898,719
Cash and cash equivalents	3,306,100	669,373
Tenant receivables and accrued revenue, net	1,457,695	832,151
Investment in unconsolidated entities, at equity	2,385,946	2,371,053
Investment in Klépierre, at equity	1,644,020	1,731,649
Right-of-use assets, net	517,061	514,660
Deferred costs and other assets	1,133,064	1,214,025

Total assets	$34,026,170	$31,231,630

LIABILITIES:
Mortgages and unsecured indebtedness	$27,268,883	$24,163,230
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,216,831	1,390,682
Cash distributions and losses in unconsolidated entities, at equity	1,576,679	1,566,294
Dividend payable	458,150	—
Lease liabilities	519,416	516,809
Other liabilities	463,380	464,304

Total liabilities	31,503,339	28,101,319

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	187,392	219,061
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,256	42,420

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,555,104 and 320,435,256 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,763,059	9,756,073
Accumulated deficit	(5,703,183)	(5,379,952)
Accumulated other comprehensive loss	(155,126)	(118,604)
Common stock held in treasury, at cost, 14,667,884 and 13,574,296 shares, respectively	(1,917,698)	(1,773,571)

Total stockholders' equity	2,029,340	2,526,398
Noncontrolling interests	306,099	384,852

Total equity	2,335,439	2,911,250

Total liabilities and equity	$34,026,170	$31,231,630

2Q 2020 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE:
Lease income	$574,246	$760,131	$1,318,096	$1,519,110
Other income	46,205	79,389	120,718	155,311

Total revenue	620,451	839,520	1,438,814	1,674,421
OPERATING EXPENSES:
Property operating	107,309	140,262	254,339	284,983
Depreciation and amortization	165,511	170,407	336,989	340,664
Real estate taxes	60,634	67,809	129,023	136,526
Repairs and maintenance	13,589	18,832	33,204	41,209
Advertising and promotion	10,016	19,695	32,768	44,021
Other	15,734	47,743	65,964	97,058

Total operating expenses	372,793	464,748	852,287	944,461

OPERATING INCOME BEFORE OTHER ITEMS	247,658	374,772	586,527	729,960
Interest expense	(152,409)	(157,927)	(309,050)	(313,944)
Gain on sale or disposal of assets and interests in unconsolidated entities, net	—	—	—	21,587

NET INCOME	$95,249	$216,845	$277,477	$437,603

Third-Party Investors' Share of Net Income	$53,989	$110,620	$146,848	$223,287

Our Share of Net Income	41,260	106,225	130,629	214,316
Amortization of Excess Investment (A)	(20,761)	(20,774)	(41,601)	(41,567)
Our Share of Gain on Sale or Disposal of Assets and Interests in
Other Income in the Consolidated Financial Statements	—	—	—	(9,155)

Income from Unconsolidated Entities (B)	$20,499	$85,451	$89,028	$163,594

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

2Q 2020 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	June 30, 2020	December 31, 2019
Assets:
Investment properties, at cost	$19,670,435	$19,525,665
Less — accumulated depreciation	7,641,911	7,407,627

	12,028,524	12,118,038
Cash and cash equivalents	733,224	1,015,864
Tenant receivables and accrued revenue, net	756,871	510,157
Right-of-use assets, net	180,952	185,302
Deferred costs and other assets	368,254	384,663

Total assets	$14,067,825	$14,214,024

Liabilities and Partners' Deficit:
Mortgages	$15,436,464	$15,391,781
Accounts payable, accrued expenses, intangibles, and deferred revenue	808,425	977,112
Lease liabilities	183,406	186,594
Other liabilities	395,429	338,412

Total liabilities	16,823,724	16,893,899
Preferred units	67,450	67,450
Partners' deficit	(2,823,349)	(2,747,325)

Total liabilities and partners' deficit	$14,067,825	$14,214,024

Our Share of:
Partners' deficit	$(1,233,667)	$(1,196,926)
Add: Excess Investment (A)	1,488,444	1,525,903

Our net Investment in unconsolidated entities, at equity	$254,777	$328,977

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

2Q 2020 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated Net Income (D)	$290,548	$572,102	$795,952	$1,204,048
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	321,707	350,045	647,745	675,983
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	129,309	139,271	266,017	273,902
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	7,845	(2,681)	6,883	(2,681)
Unrealized (gains) losses in fair value of equity instruments	(202)	12,317	18,846	7,000
Net loss (gain) attributable to noncontrolling interest holders in properties	3,628	(400)	3,799	518
Noncontrolling interests portion of depreciation and amortization	(5,048)	(4,935)	(9,511)	(9,818)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)

FFO of the Operating Partnership	$746,474	$1,064,406	$1,727,105	$2,146,326

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$0.83	$1.60	$2.26	$3.38
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.27	1.37	2.57	2.65
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.02	(0.01)	0.02	(0.01)
Unrealized (gains) losses in fair value of equity instruments	—	0.03	0.05	0.02

Diluted FFO per share	$2.12	$2.99	$4.90	$6.04

Details for per share calculations:
FFO of the Operating Partnership	$746,474	$1,064,406	$1,727,105	$2,146,326
Diluted FFO allocable to unitholders	(98,537)	(140,077)	(228,166)	(282,396)

Diluted FFO allocable to common stockholders	$647,937	$924,329	$1,498,939	$1,863,930

Basic and Diluted weighted average shares outstanding	305,882	308,709	306,193	308,843
Weighted average limited partnership units outstanding	46,528	46,783	46,608	46,791

Basic and Diluted weighted average shares and units outstanding	352,410	355,492	352,801	355,634

Basic and Diluted FFO per Share	$2.12	$2.99	$4.90	$6.04
Percent Change	–29.1%		–18.9%

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EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT") Funds From Operations White Paper — 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $1.1 million and $7.2 million for the three months ended June 30, 2020 and 2019, respectively, and $6.3 million and $11.6 million for the six months ended June 30, 2020 and 2019, respectively.

-
Straight-line adjustments (decreased) increased income by ($2.6) million and $27.2 million for the three months ended June 30, 2020 and 2019, respectively, and $9.4 million and $43.8 million for the six months ended June 30, 2020 and 2019, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.1 million and $1.4 million for the three months ended June 30, 2020 and 2019, respectively, and $2.4 million and $2.7 million for the six months ended June 30, 2020 and 2019, respectively.

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OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2020, we owned or had an interest in 235 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at June 30, 2020, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.

This package was prepared to provide operational and balance sheet information as of June 30, 2020 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

2Q 2020 SUPPLEMENTAL	12

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Negative Outlook)
Senior Unsecured	A	(Negative Outlook)
Commercial Paper	A1	(Negative Outlook)
Preferred Stock	BBB+	(Negative Outlook)
Moody's
Senior Unsecured	A2	(Negative Outlook)
Commercial Paper	P1	(Negative Outlook)
Preferred Stock	A3	(Negative Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	44%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.8X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	244%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2020 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2020	2019	2020	2019
Financial Highlights
Total Revenue – Consolidated Properties	$1,062,041	$1,397,186	$2,415,401	$2,850,019
Consolidated Net Income	$290,548	$572,102	$795,952	$1,204,048
Net Income Attributable to Common Stockholders	$254,213	$495,324	$691,818	$1,043,799
Basic and Diluted Earnings per Common Share (EPS)	$0.83	$1.60	$2.26	$3.38
Funds from Operations (FFO) of the Operating Partnership	$746,474	$1,064,406	$1,727,105	$2,146,326
Basic and Diluted FFO per Share (FFOPS)	$2.12	$2.99	$4.90	$6.04
Declared Dividends/Distributions per Share/Unit	$1.30	$2.05	$3.40	$4.10

Stockholders' Equity Information	AS OF JUNE 30, 2020	AS OF DECEMBER 31, 2019
Limited Partners' Units Outstanding at end of period	46,528	46,740
Common Shares Outstanding at end of period	305,895	306,869

Total Common Shares and Limited Partnership Units Outstanding at end of period	352,423	353,609

Weighted Average Limited Partnership Units Outstanding	46,608	46,744
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	306,193	307,950

Debt Information
Share of Consolidated Debt	$27,093,805	$23,988,186
Share of Joint Venture Debt	7,226,116	7,214,181

Share of Total Debt	$34,319,921	$31,202,367
Share of Cash and Cash Equivalents	3,632,196	1,114,490

Share of Net Debt	$30,687,725	$30,087,877

Market Capitalization
Common Stock Price at end of period	$68.38	$148.96
Common Equity Capitalization, including Limited Partnership Units	$24,098,699	$52,673,608
Preferred Equity Capitalization, including Limited Partnership Preferred Units	73,673	83,236

Total Equity Market Capitalization	$24,172,372	$52,756,844

Total Market Capitalization – Including Share of Total Debt	$58,492,293	$83,959,211

2Q 2020 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2020

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

2Q 2020 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,			FOR THE SIX MONTHS ENDED JUNE 30,

	2020	2019	% Change	2020	2019	% Change

Comparable Property NOI (2)	$1,103,146	$1,353,240	–18.5%	$2,421,901	$2,671,376	–9.3%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	34,728	40,620		72,653	80,381
International Properties (4)	55,614	116,719		166,078	228,323

Portfolio NOI	$1,193,488	$1,510,579	–21.0%	$2,660,632	$2,980,080	–10.7%
Our share of NOI from Investments (5)	50,041	61,119		98,193	116,430
Our share of NOI from Retailer Investments (6)	(15,549)	8,802		(39,223)	6,632
Corporate and Other NOI Sources (7)	73,115	125,863		160,713	318,703
Combined NOI	$1,301,095	$1,706,363		$2,880,315	$3,421,845
Less: Joint Venture Partners' Share of NOI	224,462	289,719		496,089	566,206

Our Share of Total NOI	$1,076,633	$1,416,644		$2,384,226	$2,855,639

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.

(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers as comparable for the period. Substantially all of the NOI decline in the first six months of 2020 related to the impact of COVID-19.

(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.

(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI) and International Designer Outlets at constant currency. Substantially all of the NOI decline in the first six months of 2020 related to the impact of COVID-19.

(5)
Includes our share of NOI of Klépierre (at constant currency) and HBS. Substantially all of the NOI decline in the first six months of 2020 related to the impact on our share of NOI from our investment in Klépierre resulting from property closures.

(6)
Includes our share of NOI of our retailer investments. Substantially all of the NOI decline in the first six months of 2020 related to the impact of COVID-19 on our retailer investments operations from store closures.

(7)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Simon management company revenues, and other assets. The six months ended June 30, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps Residential.

2Q 2020 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2020	2019	2020	2019
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$290,548	$572,102	$795,952	$1,204,048
Income and other tax (benefit) expense	(62)	7,010	(5,845)	17,112
Interest expense	197,061	198,425	384,688	397,160
Income from unconsolidated entities	(44,322)	(106,542)	(94,787)	(196,986)
Unrealized (gains) losses in fair value of equity instruments	(202)	12,317	18,846	7,000
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	7,845	(2,681)	6,883	(2,681)

Operating Income Before Other Items	450,868	680,631	1,105,737	1,425,653
Depreciation and amortization	324,140	352,606	652,402	681,249
Home and regional office costs	36,090	46,467	90,460	99,027
General and administrative	7,296	10,359	14,190	19,496

NOI of consolidated entities	$818,394	$1,090,063	$1,862,789	$2,225,425

Reconciliation of NOI of unconsolidated entities:
Net Income	$95,249	$216,845	$277,477	$437,603
Interest expense	152,409	157,927	309,050	313,944
Gain on sale or disposal of assets and interests in unconsolidated entities, net	–	–	–	(21,587)

Operating Income Before Other Items	247,658	374,772	586,527	729,960
Depreciation and amortization	165,511	170,407	336,989	340,664

NOI of unconsolidated entities	$413,169	$545,179	$923,516	$1,070,624

Add: Our share of NOI from Klépierre, HBS and other corporate investments	69,532	71,121	94,010	125,796

Combined NOI	$1,301,095	$1,706,363	$2,880,315	$3,421,845

2Q 2020 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED JUNE 30, 2020	SIX MONTHS ENDED JUNE 30, 2020
FFO of the Operating Partnership	$746,474	$1,727,105
Non-cash impacts to FFO(1)	13,128	13,133

FFO of the Operating Partnership excluding non-cash impacts	759,602	1,740,238
Tenant allowances	4,180	(40,040)
Operational capital expenditures	(11,056)	(29,444)

Funds available for distribution	$752,726	$1,670,754

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30, 2020	SIX MONTHS ENDED JUNE 30, 2020
Deductions:
Straight-line lease loss (income)	2,623	(9,394)
Fair market value of lease amortization	(1,157)	(2,442)
Additions:
Stock based compensation expense	5,166	11,894
Fair value of debt amortization	98	181
Mortgage, financing fee and terminated swap amortization expense	6,398	12,894

	$13,128	$13,133

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

2Q 2020 SUPPLEMENTAL	18

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2020	2019	2020	2019
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$5,203	$8,389	$9,777	$15,174
Lease settlement income	2,716	2,292	5,358	4,790
Gains on land sales	1,165	5,828	6,374	8,377
Other (2)(3)	18,412	53,862	67,949	187,263

Totals	$27,496	$70,371	$89,458	$215,604

Other Expense
Ground leases	$9,174	$11,036	$20,040	$21,280
Professional fees and other	19,863	16,784	36,838	31,956

Totals	$29,037	$27,820	$56,878	$53,236

Capitalized Interest	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2020	2019	2020	2019
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$3,340	$8,193	$12,899	$14,621
Our Share of Joint Venture Properties	$220	$275	$571	$524

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
The six months ended June 30, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps residential.

2Q 2020 SUPPLEMENTAL	19

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF JUNE 30,

	2020	2019
Total Number of Properties	168	176
Total Square Footage of Properties (in millions)	142.4	150.4
Ending Occupancy (1):
Consolidated Assets	93.0%	94.6%
Unconsolidated Assets	92.7%	93.9%
Total Portfolio	92.9%	94.4%
Base Minimum Rent PSF (2):
Consolidated Assets	$54.10	$52.91
Unconsolidated Assets	$61.48	$58.74
Total Portfolio	$56.02	$54.52

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (3)	AVERAGE CLOSING RATE PSF (3)	LEASING SPREAD (3)	SPREAD TO CLOSE %
6/30/20	6,593,808	$62.95	$63.21	($0.26)	–0.4%
3/31/20	7,948,232	$64.06	$61.26	$2.80	4.6%
12/31/19	8,216,167	$62.39	$54.56	$7.83	14.4%
6/30/19	7,227,529	$67.76	$51.23	$16.53	32.3%
3/31/19	7,499,068	$66.00	$51.83	$14.17	27.3%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(3)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

2Q 2020 SUPPLEMENTAL	20

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF JUNE 30,

	2020	2019
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.5	21.4
Ending Occupancy (1)	95.3%	97.1%
Base Minimum Rent PSF (2)	$34.11	$32.87
Leasing Spread PSF (3)	$9.11	$11.95
Leasing Spread (Percentage Change) (3)	23.4%	30.0%

International Properties
Premium Outlets
Total Number of Properties	21	20
Total Square Footage of Properties (in millions)	8.2	7.6
Designer Outlets
Total Number of Properties	10	9
Total Square Footage of Properties (in millions)	2.6	2.2
Statistics for Premium Outlets in Japan (4)
Ending Occupancy	99.3%	99.9%
Base Minimum Rent PSF	¥ 5,339	¥ 5,214
(1)
See footnote 1 on U.S. Malls and Premium Outlets Operating Information for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on U.S. Malls and Premium Outlets Operating Information for definition.
(3)
See footnote 3 on U.S. Malls and Premium Outlets Operating Information for definition.
(4)
Information supplied by the managing venture partner; includes 9 properties.

2Q 2020 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 6/30/20	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	1,152	4,305,888	$52.14	3.9%
2020 (7/1/20 - 12/31/20)	624	1,659,312	$62.99	1.8%
2021	2,553	9,481,122	$51.40	8.4%
2022	2,326	8,892,119	$49.92	7.8%
2023	2,220	9,194,908	$57.22	9.2%
2024	1,846	7,282,635	$59.98	7.5%
2025	1,547	6,109,265	$63.00	6.8%
2026	1,266	4,796,457	$62.95	5.3%
2027	951	3,623,992	$66.63	4.2%
2028	827	3,582,593	$61.14	3.8%
2029	720	3,092,148	$64.88	3.3%
2030	292	1,494,672	$59.57	1.4%
2031 and Thereafter	354	2,346,914	$42.06	1.8%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,563	4,034,155	$18.09	1.3%

Anchors
2020 (7/1/20 - 12/31/20)	1	138,409	$1.18	0.0%
2021	6	735,592	$4.72	0.1%
2022	11	1,470,861	$6.06	0.2%
2023	16	2,318,262	$6.00	0.3%
2024	18	1,565,287	$8.59	0.2%
2025	17	1,676,634	$6.63	0.2%
2026	10	1,083,302	$4.86	0.1%
2027	6	920,224	$4.16	0.1%
2028	8	707,745	$8.27	0.1%
2029	4	511,660	$2.44	0.0%
2030	8	824,573	$6.91	0.1%
2031 and Thereafter	19	1,751,746	$12.84	0.4%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2019 consolidated and joint venture combined base rental revenue.

2Q 2020 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	403	3,752	2.1%	3.5%
L Brands, Inc.	287	1,786	1.0%	2.2%
PVH Corporation	234	1,464	0.8%	1.7%
Tapestry, Inc.	248	1,013	0.6%	1.5%
Ascena Retail Group Inc	350	1,898	1.1%	1.5%
Signet Jewelers, Ltd.	337	491	0.3%	1.4%
Capri Holdings Limited	139	536	0.3%	1.2%
American Eagle Outfitters, Inc	199	1,278	0.7%	1.2%
Foot Locker, Inc.	206	956	0.5%	1.2%
Luxottica Group SPA	375	663	0.4%	1.2%

Top Anchors(sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	103	19,935	11.0%	0.3%
J.C. Penney Co., Inc.	57	9,372	5.2%	0.3%
Dillard's, Inc.	36	6,532	3.6%	*
Nordstrom, Inc.	27	4,556	2.5%	0.1%
Dick's Sporting Goods, Inc.	34	2,309	1.3%	0.5%
Hudson's Bay Company	17	2,174	1.2%	0.1%
Sears	8	1,608	0.9%	*
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Target Corporation	6	831	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

2Q 2020 SUPPLEMENTAL	23

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$21,779	$88,873	$41,025
Redevelopment projects with incremental square footage and/or anchor replacement	183,069	163,516	74,320
Redevelopment projects with no incremental square footage (1)	41,583	15,386	7,938

Subtotal new development and redevelopment projects	246,431	267,775	123,283
Tenant allowances	29,000	22,019	11,040
Operational capital expenditures at properties:
CAM expenditures	16,741	20,348	8,530
Non-CAM expenditures	1,503	6,688	2,670

Totals	$293,675	$316,830	$145,523

Conversion from accrual to cash basis	43,792	12,862	5,907

Capital Expenditures for the Six Months Ended 6/30/20 (2)	$337,467	$329,692	$151,430

Capital Expenditures for the Six Months Ended 6/30/19 (2)	$403,346	$368,924	$155,132

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2020 SUPPLEMENTAL	24

DEVELOPMENT ACTIVITY SUMMARY
As of June 30, 2020
(in millions, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL INVESTMENT THRU Q2 2020	FORECASTED INVESTMENT Q3 - Q4	FORECASTED INVESTMENT FY 2020	FORECASTED INVESTMENT FY 2021	FORECASTED TOTAL INVESTMENT 2020 - 2021
Malls
Redevelopments	$411,096	8%	$148,802	$101,693	$250,495	$34,448	$284,943

Premium Outlets
New Developments—U.S.	$15,531	—	$15,531	$—	$15,531	$—	$15,531
New Developments—International	$86,208	8%	$45,385	$10,864	$56,249	$5,484	$61,733
Redevelopments—U.S.	$35,006	9%	$11,629	$11,460	$23,089	$—	$23,089
Redevelopments—International	$99,226	10%	$27,929	$20,972	$48,901	$—	$48,901
The Mills
Redevelopments	$55,482	11%	$13,433	$13,793	$27,226	$6,256	$33,482
Total Investment(1)	$702,549	8%	$262,709	$158,782	$421,491	$46,188	$467,679
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(258,265)		$(95,455)	$(50,826)	$(146,281)	$(12,401)	$(158,682)
Total Net Cash Investment	$444,284	8%	$167,254	$107,956	$275,210	$33,787	$308,997

Notes:

(1)
Our share of Net Investment includes $330M of previous investment that was in CIP as of December 31, 2019.

2Q 2020 SUPPLEMENTAL	25

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2019 through June 30, 2020

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2019	306,868,960	46,740,117
First Quarter Activity
Exchange of Limited Partnership Units for Common Stock	132,946	(132,946)
Redemption of Limited Partnership Units for Cash	–	(116,072)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(1,081)	38,148
Repurchase of Simon Property Group Common Stock in open market	(1,245,654)	–

Number Outstanding at March 31, 2020	305,755,171	46,529,247
Second Quarter Activity
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(15,561)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	155,610	(1,264)

Number Outstanding at June 30, 2020	305,895,220	46,527,983

Number of Limited Partnership Units and Common Shares at June 30, 2020	352,423,203

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2020
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2020 was $60.40 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2020 SUPPLEMENTAL	26

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

NET DEBT TO NOI (X)
7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.6
5.5
5.1
5.2
5.8
2016
2017
2018
2019
TTM 6/30/20

FIXED CHARGE COVERAGE (X)
5.6
5.4
5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
5.0
5.0
5.1
5.3
4.8
2016
2017
2018
2019
TTM 6/30/20

UNSECURED INTEREST COVERAGE (X)
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
3.5
6.0
6.2
6.4
6.9
6.1
2016
2017
2018
2019
TTM 6/30/20

FFO PAYOUT RATIO (%)
80%
75%
70%
65%
60%
55%
50%
45%
40%
62%
64%
65%
69%
70%
2016(1)
2017(1)
2018
2019(1)
TTM 6/30/20

WEIGHTED AVERAGE INTEREST RATE (%)
4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.53%
3.40%
3.50%
3.33%
3.03%
2016
2017
2018
2019
6/30/20

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)
7.4
6.9
6.4
5.9
5.4
7.0
6.6
6.2
6.7
6.3
2016
2017
2018
2019
6/30/20

(1)
Includes a charge for loss on extinguishment of debt of $0.38 per share in 2016, $0.36 per share in 2017, and $0.33 per share in 2019.

2Q 2020 SUPPLEMENTAL	27

SUMMARY OF INDEBTEDNESS
As of June 30, 2020
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,142,530	$6,003,106	3.86%	4.3
Variable Rate Debt	758,231	721,688	1.63%	1.6

Total Mortgage Debt	6,900,761	6,724,794	3.62%	4.0
Unsecured Debt
Fixed Rate	15,874,708	15,874,708	3.07%	8.8
Revolving Credit Facility – USD Currency	3,125,000	3,125,000	0.81%	5.0
Supplemental Credit Facility – USD Currency	750,000	750,000	0.89%	3.0

Total Revolving Credit Facilities	3,875,000	3,875,000	0.83%	4.6
Global Commercial Paper – USD	702,251	702,251	0.24%	0.1

Total Unsecured Debt	20,451,959	20,451,959	2.55%	7.7
Premium	4,251	4,250
Discount	(51,634)	(51,634)
Debt Issuance Costs	(103,709)	(102,819)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$27,268,883	$27,093,805	2.81%	6.8

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,503,477	$6,426,648	3.99%	4.4
Floating Rate Debt (Hedged) (1)	408,993	169,552	2.10%	6.8
Variable Rate Debt	1,178,146	499,043	1.78%	2.5
TMLP Debt (2)	380,486	146,850	–	–

Total Mortgage Debt	15,471,102	7,242,093	3.78%	4.3
Debt Issuance Costs	(34,638)	(15,977)

Joint Venture Mortgages and Other Indebtedness (1)	$15,436,464	$7,226,116	3.78%	4.3

Our Share of Total Indebtedness		$34,319,921	3.03%	6.3

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	83.1%	$22,520,748	3.49%	7.4
Variable	16.9%	4,573,057	0.95%	4.2

	100.0%	27,093,805	2.81%	6.8
Joint Venture
Fixed	90.8%	$6,560,761	3.99%	4.4
Variable	9.2%	665,355	1.76%	3.6

	100.0%	7,226,116	3.78%	4.3

Total Debt		$34,319,921

Total Fixed Debt	84.7%	$29,081,509	3.37%	6.7

Total Variable Debt	15.3%	$5,238,412	1.05%	4.1

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 20 on the Property and Debt information.

2Q 2020 SUPPLEMENTAL	28

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of June 30, 2020
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2020	$1,623,338	1.49%	$549,257	4.44%	$67,370	3.36%	$2,239,965	2.27%
2021	550,000	2.50%	925,045	2.76%	1,177,839	4.42%	2,652,884	3.41%
2022	1,992,173	2.02%	722,097	3.51%	969,413	3.72%	3,683,683	2.77%
2023	1,850,000	2.00%	764,346	3.81%	621,610	3.14%	3,235,956	2.65%
2024	2,500,000	2.92%	352,027	3.86%	1,199,498	4.04%	4,051,525	3.31%
2025	4,286,448	1.24%	853,301	3.52%	857,188	3.36%	5,996,937	1.87%
2026	1,550,000	3.28%	2,171,842	3.87%	881,049	3.64%	4,602,891	3.63%
2027	1,500,000	3.38%	145,000	4.00%	436,240	3.37%	2,081,240	3.42%
2028	–	–	54,919	3.85%	738,933	4.11%	793,852	4.09%
2029	1,250,000	2.45%	186,960	2.00%	–	–	1,436,960	2.39%
2030	–	–	–	–	225,250	3.12%	225,250	3.12%
Thereafter	3,350,000	4.41%	–	–	67,703	5.16%	3,417,703	4.42%

Face Amounts of Indebtedness	$20,451,959	2.55%	$6,724,794	3.62%	$7,242,093	3.78%	$34,418,846	3.03%
Premiums (Discounts) on Indebtedness, Net	(51,634)		4,250		–		(47,384)
Debt Issuance Costs	(84,783)		(18,036)		(15,977)		(118,796)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$20,382,797		$6,711,008		$7,226,116		$34,319,921

2Q 2020 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,991	(2)
2.	Auburn Mall	MA	Auburn	56.4%		585,192	09/01/20	6.02%	Fixed	35,843	20,205
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,126,860	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,288	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,130	09/01/22	3.95%	Fixed	113,988	113,988
6.	Bay Park Square	WI	Green Bay	100.0%		682,382	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,282,098	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		977,982	09/01/26	3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		476,247	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,870	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,171,182	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		707,681	03/06/21	5.75%	Fixed	85,747	48,336
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,538	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,342	(2)
15.	Coconut Point	FL	Estero	50.0%		1,204,899	10/01/26	3.95%	Fixed	184,493	92,247
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		807,609	(2)
18.	Copley Place	MA	Boston	94.4%	(7)	1,263,449	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,940	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,535	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,499,524	12/05/21	4.50%	Fixed	398,002	199,001
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,085	06/01/27	3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,236,299	08/01/21	5.44%	Fixed	178,663	178,663
24.	Empire Mall	SD	Sioux Falls	100.0%		1,124,716	12/01/25	4.31%	Fixed	185,634	185,634
25.	Falls, The	FL	Miami	50.0%		708,932	09/01/26	3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,279	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,608	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,724,422	01/04/21	4.30%	Fixed	416,755	208,378
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,283	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,725,481	03/05/21	5.25%	Fixed	310,890	155,445
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		665,636	(2)
32.	Galleria, The	TX	Houston	50.4%		2,018,065	03/01/25	3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,873	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,563	(2)
35.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,086	06/01/21	5.38%	Fixed	123,758	123,758
36.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,353	(2)

2Q 2020 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
37.	La Plaza Mall	TX	McAllen	100.0%		1,313,045	(2)
38.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,057	(2)
39.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,190,282	11/01/27		4.06%	Fixed	190,992	95,496
40.	Lenox Square	GA	Atlanta	100.0%		1,557,074	(2)
41.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,642	(2)
42.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,795	06/01/26		4.04%	Fixed	262,000	73,845
43.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,839,764	(2)
44.	Mall of New Hampshire, The	NH	Manchester	56.4%		804,739	07/01/25		4.11%	Fixed	150,000	84,555
45.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
46.	Meadowood Mall	NV	Reno	50.0%		928,920	11/06/21		5.82%	Fixed	108,952	54,476
47.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,788	(2)
48.	Miami International Mall	FL	Miami	47.8%		1,083,289	02/06/24		4.42%	Fixed	160,000	76,442
49.	Midland Park Mall	TX	Midland	100.0%		643,724	09/06/22		4.35%	Fixed	72,761	72,761
50.	Miller Hill Mall	MN	Duluth	100.0%		831,435	(2)
51.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,144	05/01/24		4.57%	Fixed	100,000	79,351
52.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,775	(2)
53.	Northgate	WA	Seattle	100.0%		419,103	(2)
54.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,503,800	07/05/23		3.30%	Fixed	234,404	132,134
55.	Ocean County Mall	NJ	Toms River (New York)	100.0%		876,804	(2)
56.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,812	(2)
57.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%	(29)	1,339,453	12/07/20		4.77%	Fixed	58,750	50,255
58.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,753	01/01/26		3.84%	Fixed	310,000	292,938
59.	Pheasant Lane Mall	NH	Nashua	(10)		979,535	(2)
60.	Phipps Plaza	GA	Atlanta	100.0%		788,410	(2)
61.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,997	07/27/21		1.26%	Variable	225,000	225,000
62.	Prien Lake Mall	LA	Lake Charles	100.0%		842,677	(2)
63.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,265	05/01/26		4.50%	Fixed	180,000	90,000
64.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,417	(2)
65.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,259	(2)
66.	Ross Park Mall	PA	Pittsburgh	100.0%		1,203,016	(2)
67.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		691,940	(2)
68.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,073	11/01/23		4.69%	Fixed	120,000	113,328
69.	Shops at Clearfork, The	TX	Fort Worth	45.0%		550,029	03/11/30	(8)	2.81%	Variable	145,000	65,250
70.	Shops at Crystals, The	NV	Las Vegas	50.0%		269,819	07/01/26		3.74%	Fixed	550,000	275,000
71.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,340	02/01/23		3.61%	Fixed	295,000	150,450
72.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,866	(2)
73.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		696,772	02/01/23		3.37%	Fixed	130,000	130,000
74.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,296,738	12/31/20	(8)	2.16%	Variable	180,000	45,000

2Q 2020 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
75.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,479	11/01/22		4.01%	Fixed	94,137	53,065
76.	South Hills Village	PA	Pittsburgh	100.0%		1,128,207	(2)
77.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,388	(2)
78.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,590	04/01/23		3.84%	Fixed	139,770	139,770
79.	SouthPark	NC	Charlotte	100.0%		1,684,218	(2)
80.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%		610,152	10/06/25		4.45%	Fixed	60,051	30,026
81.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,342	(2)
82.	St. Johns Town Center	FL	Jacksonville	50.0%		1,453,349	09/11/24		3.82%	Fixed	350,000	175,000
83.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,287,945	(2)
84.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,688	09/05/26		3.50%	Fixed	330,000	164,670
85.	Summit Mall	OH	Akron	100.0%		776,918	10/01/26		3.31%	Fixed	85,000	85,000
86.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,240,308	(2)
87.	Tippecanoe Mall	IN	Lafayette	100.0%		864,139	(2)
88.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,022	(2)
89.	Towne East Square	KS	Wichita	100.0%		1,145,109	(2)
90.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,234	(2)
91.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,570	(2)
92.	University Park Mall	IN	Mishawaka	100.0%		918,333	(2)
93.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,580	(2)
94.	West Town Mall	TN	Knoxville	50.0%		1,280,626	07/01/22		4.37%	Fixed	208,625	104,313
95.	Westchester, The	NY	White Plains (New York)	40.0%		809,260	02/01/30		3.25%	Fixed	400,000	160,000
96.	White Oaks Mall	IL	Springfield	80.7%		925,232	06/01/23	(8)	2.91%	Variable	47,048	37,957
97.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,360	11/01/26		4.15%	Fixed	155,152	146,612
98.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,582	03/05/24		4.50%	Fixed	402,831	201,416
99.	Woodland Hills Mall	OK	Tulsa	94.5%		1,098,121	(2)

	Total Mall Square Footage					111,940,903

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,516	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		675,157	04/01/22		4.81%	Fixed	77,000	38,500
3.	Pier Park	FL	Panama City Beach	65.6%		948,209	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,940	05/01/28		3.85%	Fixed	54,919	54,919

	Total Lifestyle Centers Square Footage					2,022,822

2Q 2020 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	359,148	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,217	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,533	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,884	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,380	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,185	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,751	12/01/22		3.36%	Fixed	42,375	42,375
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,280	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,935	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,147	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,117	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,125	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,226	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,130	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,605	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,687	03/01/23		1.66%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,552	04/01/23		3.66%	Fixed	110,376	110,376
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,757	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,032	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,101	02/06/26		4.26%	Fixed	74,213	74,213
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,409	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,029	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,599	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,467	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,334	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,933	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,322	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,720	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,796	06/01/26	(15)	4.17%	Fixed	50,201	50,201
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,780	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,896	07/01/23		3.78%	Fixed	117,772	117,772
36.	Napa Premium Outlets	CA	Napa	100.0%	179,379	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,086	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,630	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,724	(2)

2Q 2020 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,380	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,789	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,688	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,507	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,403	09/06/26	(17)	3.33%	Fixed	34,329	34,329
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,626	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,091	07/26/21		1.26%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,682	09/06/26	(17)	3.33%	Fixed	60,308	60,308
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,362	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,908	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,566	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,516	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,782	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,496	10/06/24		4.06%	Fixed	93,947	56,368
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets—Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,254	11/28/21	(8)	1.81%	Variable	85,000	42,500
59.	Tanger Outlets—Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	1.81%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,767	12/01/22		3.41%	Fixed	104,564	104,564
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,434	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,925	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,322	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,480	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,436	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,562	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,545	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,183	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,865	(2)

	Total U.S. Premium Outlet Square Footage				30,442,450

2Q 2020 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,016	07/01/20	(31)	5.76%	Fixed	147,706	147,706
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,930,841	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,247	11/01/24		4.28%	Fixed	130,121	48,795
							07/01/21		5.04%	Fixed	25,383	9,519
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,370,179	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,205	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,433	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,936,012	10/01/26		3.99%	Fixed	256,828	256,828
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,787,908	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,759	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,963	03/05/22		4.25%	Fixed	294,303	147,152
11.	Opry Mills	TN	Nashville	100.0%		1,176,332	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,449	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,327,048	(2)

	Total The Mills Square Footage					21,478,367

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Liberty Tree Mall, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing, and Town Center at Cobb							(4)(15)(20)			1,411,388	841,916

	Total Other Properties Square Footage					14,587,967

	TOTAL U.S. SQUARE FOOTAGE(11)(22)					180,472,509

2Q 2020 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(19)	2.00%	Fixed	207,736	186,962

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/10/21	(8)(14)	1.82%	Variable	97,571	48,786
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	87,961	43,979
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	06/01/22	(14)	3.11%	Fixed	124,612	62,305
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	06/19/21	(8)(14)	2.07%	Variable	115,733	52,080

	Subtotal Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(19)	1.60%	Variable	91,963	82,767

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(19)	2.49%	Fixed	42,356	29,861

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(19)	2.25%	Variable	142,538	128,284
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(19)	1.95%	Fixed	314,074	282,667

	Subtotal Italy Square Footage				641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(23)	1.70%	Fixed	37,569	15,028
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(23)	0.29%	Variable	120,609	48,244
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(23)	0.33%	Variable	8,351	3,340
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	402,500	07/31/22	(23)	0.33%	Variable	9,278	3,711
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(23)	0.28%	Fixed	42,213	16,885
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(23)	0.31%	Variable	25,978	10,391
						11/30/23	(23)	0.31%	Variable	24,122	9,649
						05/29/22	(23)	0.34%	Fixed	46,388	18,555
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(23)	0.28%	Variable	3,247	1,299
						11/30/24	(23)	0.21%	Fixed	24,587	9,835
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(23)	0.18%	Variable	68,191	27,276

	Subtotal Japan Square Footage				3,503,700

2Q 2020 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	03/13/22	(24)	3.24%	Fixed	90,819	45,410
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		558,900	07/13/23	(24)	3.36%	Fixed	63,322	31,661
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(24)	3.28%	Fixed	124,979	62,490
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	03/06/23	(24)	3.41%	Fixed	60,820	30,410

	Subtotal South Korea Square Footage					1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(25)	5.27%	Variable	24,347	12,173
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	(2)

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)
26.	Premium Outlets Querétaro	Querétaro		50.0%		274,800	12/20/33	(28)	9.98%	Fixed	19,365	9,683
							12/20/21	(28)	8.49%	Variable	4,810	2,405

	Subtotal Mexico Square Footage					607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(26)	298,000	12/18/21	(19)	1.78%	Fixed	258,264	232,438
							08/17/25	(19)	1.30%	Variable	188,647	89,160
28.	Roosendaal Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(19)	1.75%	Variable	66,679	62,678

	Subtotal Netherlands Square Footage					545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga		46.1%		191,000	02/09/23	(19)	2.75%	Variable	56,199	25,913

	Subtotal Spain Square Footage					191,000
	THAILAND
30.	Siam Premium Outlets Bangkok	Bangkok		50.0%		264,000	06/05/31	(30)	3.95%	Fixed	72,816	36,408

	Subtotal Thailand Square Footage					264,000
	UNITED KINGDOM
31.	Ashford Designer Outlet	Kent		45.0%		281,000	02/22/22	(5)	3.08%	Fixed	123,272	55,470

	Subtotal United Kingdom Square Footage					281,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE(11)(27)					10,735,400

	TOTAL SQUARE FOOTAGE					191,207,909

	Other Secured Indebtedness:							(13)			327,967	165,404

	TOTAL SECURED INDEBTEDNESS											$13,966,887	(6)

	Our Share of Consolidated Mortgage Debt											$6,724,794

	Our Share of Joint Venture Mortgage Debt											$7,242,093

2Q 2020 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

	DEBT INFORMATION

				INDEBTEDNESS
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	($ in 000's) TOTAL
Global Commercial Paper - USD	07/20/20	(12)	0.24%	Fixed	702,251
Simon Property Group, LP (Sr. Notes)	09/01/20	(32)	2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(21)(33)	2.38%	Fixed	421,087
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	842,173
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Supplemental Credit Facility - USD Currency	06/30/23	(8)(34)	0.89%	Variable	750,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	561,448
Revolving Credit Facility - USD Currency	06/30/25	(8)(34)	0.81%	Variable	3,125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000

Total Unsecured Indebtedness					$20,451,959	(18)

2Q 2020 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of June 30, 2020

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2020: 1M LIBOR at 0.162%; 1M EUR LIBOR at (0.51)%; 3M EURIBOR at (0.42)%; 6M EURIBOR at (0.31)%; 3M GBP LIBOR at 0.14%; 1M YEN TIBOR at 0.04%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at (0.08)%; 1M CDOR at 0.52%; and Cost of Funds Rate at 3.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 100.0 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $193.3 million of payment guarantees provided by the Operating Partnership.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at June 30, 2020.
(13)
Consists of 10 loans with interest rates ranging from 1.72% to 5.27% and maturities between 2022 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 581.0 million.
(15)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amount shown in USD equivalent; Euro equivalent is 1.2 billion.
(20)
Consists of 15 encumbered properties with interest rates ranging from 2.91% to 7.32% and maturities between 2021 and 2026, of which two properties are held within TMLP.
(21)
Amount shown in USD equivalent; Euro equivalent is 375.0 million.
(22)
Includes office space of 2,229,619 square feet including the following centers with more than 75,000 square feet of office space:

Auburn Mall - 85,619 sq. ft.	Fashion Center at Pentagon City - 169,089 sq. ft.
Circle Centre - 138,390 sq. ft.	Oxford Valley Mall - 138,682 sq. ft.
Copley Place - 893,439 sq. ft.	The Shops at Clearfork - 146,571 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 102,400 sq. ft.
(23)
Amounts shown in USD equivalent; Yen equivalent is 44.2 billion.
(24)
Amounts shown in USD equivalent; Won equivalent is 408.0 billion.
(25)
Amounts shown in USD equivalent; Ringgit equivalent is 104.3 million.
(26)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(27)
Does not include Klépierre.
(28)
Amounts shown in USD equivalent; Pesos equivalent is 557.9 million.
(29)
This mortgage is also secured by Lincoln Plaza.
(30)
Amounts shown in USD equivalent; Baht equivalent is 2.2 billion.
(31)
Mortgage was extended for one year after 6/30/2020. The new maturity date is July 1, 2021.
(32)
Unsecured Note was paid off as of July 22, 2020.
(33)
Unsecured Note was paid off as of August 6, 2020.
(34)
$750 million was repaid completely paying off the Supplemental Credit Facility, and $1.75 billion was repaid under the Revolving Credit Facility as of July 10, 2020.

2Q 2020 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

2Q 2020 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30, 2020			FOR THE THREE MONTHS ENDED JUNE 30, 2019

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(5,649)	$271,371		$(11,303)	$357,737
Management fees and other revenues	–	–		–	–
Other income	(168)	16,190		(407)	38,915

Total revenue	(5,817)	287,561		(11,710)	396,652

EXPENSES:
Property operating	(1,158)	48,820		(1,950)	62,985
Depreciation and amortization	(4,131)	98,369		(4,094)	101,774
Real estate taxes	(428)	28,340		(589)	32,216
Repairs and maintenance	(291)	6,258		(337)	8,772
Advertising and promotion	(397)	4,646		(1,035)	9,489
Home and regional office costs	–	–		–	–
General and administrative	–	–		–	–
Other	(280)	7,527		(1,472)	21,403

Total operating expenses	(6,685)	193,960		(9,477)	236,639

OPERATING INCOME BEFORE OTHER ITEMS	868	93,601		(2,233)	160,013
Interest expense	1,919	(72,261)		1,768	(74,496)
Income and other tax benefit (expense)	–	–		–	–
Income from unconsolidated entities	841	(21,340)	(2)	65	(85,517)	(2)
Unrealized (losses) gains in fair value of equity instruments	–	–		–	–
(Loss) gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–		–	–

Consolidated income from continuing operations	3,628	–		(400)	–

CONSOLIDATED NET INCOME	3,628	–		(400)	–
Net income attributable to noncontrolling interests	3,628	–	(3)	(400)	–	(3)
Preferred dividends	–	–		–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–		$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, Aéropostale/ABG, and Forever 21.

(3)
Represents limited partners' interest in the Operating Partnership.

2Q 2020 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE SIX MONTHS ENDED JUNE 30, 2020			FOR THE SIX MONTHS ENDED JUNE 30, 2019

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(15,928)	619,959		$(21,987)	714,804
Management fees and other revenues	–	–		–	–
Other income	(546)	51,131		(784)	76,497

Total revenue	(16,474)	671,090		(22,771)	791,301

EXPENSES:
Property operating	(3,119)	114,252		(3,993)	127,529
Depreciation and amortization	(8,044)	200,128		(8,344)	203,991
Real estate taxes	(986)	60,231		(1,204)	64,689
Repairs and maintenance	(725)	15,457		(753)	19,415
Advertising and promotion	(1,373)	15,142		(2,271)	21,081
Home and regional office costs	–	–		–	–
General and administrative	–	–		–	–
Other	(1,461)	29,771		(3,592)	43,211

Total operating expenses	(15,708)	434,981		(20,157)	479,916

OPERATING INCOME BEFORE OTHER ITEMS	(766)	236,109		(2,614)	311,385
Interest expense	3,693	(146,209)		3,234	(147,893)
Income and other tax benefit (expense)	–	–		–	–
Income from unconsolidated entities	872	(89,900)	(2)	(102)	(163,492)	(2)
Unrealized (losses) gains in fair value of equity instruments	–	–		–	–
(Loss) gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–		–	–

Consolidated income from continuing operations	3,799	–		518	–

CONSOLIDATED NET INCOME	3,799	–		518	–
Net income attributable to noncontrolling interests	3,799	–	(3)	518	–	(3)
Preferred dividends	–	–		–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–		$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, Aéropostale/ABG, and Forever 21.

(3)
Represents limited partners' interest in the Operating Partnership.

2Q 2020 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF JUNE 30, 2020		AS OF JUNE 30, 2019

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(438,792)	$10,838,444	$(463,976)	$10,754,204
Less - accumulated depreciation	(106,949)	3,611,618	(94,827)	3,367,836

	(331,843)	7,226,826	(369,149)	7,386,368
Cash and cash equivalents	(18,505)	344,601	(18,159)	412,176
Tenant receivables and accrued revenue, net	(4,734)	358,556	(8,280)	201,170
Investment in unconsolidated entities, at equity	(20,925)	(2,365,021)	(21,377)	(2,120,368)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	(890)	78,744	(897)	95,712
Deferred costs and other assets	(28,804)	649,775	(29,314)	281,570

Total assets	$(405,701)	$6,293,481	$(447,176)	$6,256,628

LIABILITIES:
Mortgages and unsecured indebtedness	$(175,078)	$7,226,116	$(164,282)	$7,163,348
Accounts payable, accrued expenses, intangibles, and deferred revenues	(18,749)	390,692	(18,737)	416,697
Cash distributions and losses in unconsolidated entities, at equity	—	(1,576,679)	—	(1,567,474)
Dividend payable	—	—	—	—
Lease liabilities	(890)	79,972	(897)	96,393
Other liabilities	(45,274)	173,380	(50,438)	147,664

Total liabilities	(239,991)	6,293,481	(234,354)	6,256,628

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(161,855)	—	(205,788)	—
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—

Total stockholders' equity	—	—	—	—
Noncontrolling interests	(3,855)	—	(7,034)	—

Total equity	(3,855)	—	(7,034)	—

Total liabilities and equity	$(405,701)	$6,293,481	$(447,176)	$6,256,628

2Q 2020 SUPPLEMENTAL	43

QuickLinks

  TABLE OF CONTENTS
SIMON PROPERTY GROUP REPORTS SECOND QUARTER 2020 RESULTS
  Results for the Quarter
  Results for the Six Months
  EARNINGS RELEASE
  U.S. Malls and Premium Outlets Operating Statistics
  COVID-19 Business Update
  Development Activity
  EARNINGS RELEASE
  Capital Markets and Balance Sheet Liquidity
  Dividends
  Conference Call
  Supplemental Materials and Website
  EARNINGS RELEASE
  Non-GAAP Financial Measures
  Forward-Looking Statements
  About Simon
Simon Property Group, Inc. Unaudited Consolidated Statements of Operations (Dollars in thousands, except per share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Consolidated Balance Sheets (Dollars in thousands, except share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Joint Venture Combined Statements of Operations (Dollars in thousands)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Joint Venture Combined Balance Sheets (Dollars in thousands)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Reconciliation of Non-GAAP Financial Measures (C) (Amounts in thousands, except per share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Footnotes to Unaudited Financial Information
  Notes
  OVERVIEW
  THE COMPANY
  OVERVIEW
  STOCK INFORMATION
  SENIOR UNSECURED DEBT COVENANTS (1)
  SELECTED FINANCIAL AND EQUITY INFORMATION (In thousands, except as noted)
  NET OPERATING INCOME (NOI) COMPOSITION (1) For the Six Months Ended June 30, 2020
  NET OPERATING INCOME OVERVIEW (1) (In thousands)
  RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (In thousands, except as noted)
  RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (In thousands, except as noted)
  OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST (In thousands)
  U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION
  Open / Close Spread
  THE MILLS AND INTERNATIONAL OPERATING INFORMATION
  U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
  U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
  Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
  Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
  CAPITAL EXPENDITURES (In thousands)
  DEVELOPMENT ACTIVITY SUMMARY As of June 30, 2020 (in millions, except percent)
  COMMON AND PREFERRED STOCK INFORMATION
  CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP For the Period December 31, 2019 through June 30, 2020
  PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2020 ($ in 000's, except per share amounts)
  CREDIT PROFILE (As of December 31, unless otherwise indicated)
  SUMMARY OF INDEBTEDNESS As of June 30, 2020 (In thousands)
  TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) As of June 30, 2020 (In thousands)
  PROPERTY AND DEBT INFORMATION As of June 30, 2020
  PROPERTY AND DEBT INFORMATION As of June 30, 2020
  PROPERTY AND DEBT INFORMATION As of June 30, 2020
  NON-GAAP PRO-RATA FINANCIAL INFORMATION
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)